                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,

                               UNITED STATES CODE)

         Pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002 (subsections

(a) and (b) of Section 1350,  Chapter 63 of Title 18, United States Code),  each of the undersigned  officers of Electronic Game Card, Inc., a Nevada corporation

(the  "Company"),  do hereby  certify with  respect to the Annual  Report of the

Company on Form  10-KSB/A for the fiscal year ended  December 31, 2004, as filed with the Securities & Exchange Commission (the "10-KSB/A Report") that:

         (1) the  10-KSB/A  Report  fully  complies  with  the  requirements  of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and,

         (2) the information  contained in the 10-KSB/A Report fairly  presents,

in all material respects,  the financial  condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been  provided to the Company and will be retained by the Company and  furnished to the Securities and Exchange Commission or its staff upon request.

Dated: February 3, 2006          BY:    /S/ LINDEN J. BOYNE

                                        ----------------------------------------

                                        LINDEN J. BOYNE, Chief Financial Officer

                                        (Principal Accounting Officer) &

                                        Secretary

A signed original of these written  statements  required by Sections 302 and 906 have been  provided  to the  Company  and will be  retained  by the  Company and furnished to the Securities and Exchange Commission or its staff upon request.